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                                   EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
American Financial Holdings, Inc.:

We consent to the inclusion of our report dated January 18, 2002, with respect to the consolidated balance sheets of American Bank of Connecticut and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Form 8-K/A of American Financial Holdings, Inc. dated April 2, 2002.


/s/ KPMG LLP
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    KPMG LLP

Hartford, Connecticut
April 2, 2002